Exhibit 99.2

Quinpario Acquisition Corp. 2 Closes $350,000,000 Initial Public Offering

ST. LOUIS, Missouri, January 22, 2015 /Globe Newswire/— Quinpario Acquisition Corp. 2 (NASDAQ: QPACU) (the "Company"), a blank-check company formed for the purpose of acquiring or merging with one or more businesses or entities with a focus on the specialty chemicals and performance materials industries, today announced it has completed its initial public offering of 35,000,000 units at $10.00 per unit, for gross proceeds to the company of $350,000,000. The units are listed on the Nasdaq Capital Market under the symbol “QPACU”. Each unit consists of one share of common stock and one warrant to purchase one-half of one share of common stock at an exercise price of $5.75 per half share.

“Quinpario Acquisition Corp. 2 will leverage the experience of its executive leadership to target opportunities in the specialty chemicals and performance materials sectors, primarily focusing on acquiring companies with an enterprise value between $700 million and $2 billion,” said Mr. Jeffry N. Quinn, chairman of Quinpario Acquisition Corp. 2.

Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. acted as joint bookrunners for the offering.

A registration statement relating to these units and the underlying securities was declared effective by the Securities and Exchange Commission on January 15, 2015. This press release shall not constitute an offer to sell nor the solicitation of an offer to buy any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This offering was made my means of prospectus, copies of which may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, a copy of the prospectus relating to the offering may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Department, 60 Wall Street, New York, New York 10005-2836, or at 1-800-503-4611 or prospectus.cpdg@db.com, and from Cantor Fitzgerald & Co. at 499 Park Avenue, New York, New York 10022.

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Forward-looking Statements

This news release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Quinpario Acquisition Corp. expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by Quinpario Acquisition Corp. in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Quinpario Acquisition Corp.’s expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to the following: changes in general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Quinpario Acquisition Corp.; changes in laws or regulations; and other factors, many of which are beyond the control of Quinpario Acquisition Corp. Information concerning these and other factors can be found in Quinpario Acquisition Corp.'s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Quinpario Acquisition Corp. will be realized, or even if realized, that they will have the expected consequences to or effects on Quinpario Acquisition Corp., its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact Information:

Melissa H. Zona

Quinpario Acquisition Corp. 2

mhzona@quinpario.com

636-751-4057